Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2006, relating to the consolidated financial statements of SPX Corporation, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of SPX Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
December 13, 2006